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                                                                  EXHIBIT 10.14








                       The CORPORATE plan for Retirement

                        THE PROFIT SHARING/401(k) PLAN

                      FIDELITY BASIC PLAN DOCUMENT NO. 07
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     ARTICLE 8
        DISTRIBUTION OF BENEFITS PAYABLE AFTER TERMINATION OF SERVICE

        8.01 - Distribution of Benefits to Participants and Beneficiaries
        8.02 - Annuity Distributions
        8.03 - Joint and Survivor Annuities/Preretirement Survivor Annuities
        8.04 - Installment Distributions
        8.05 - Immediate Distributions
        8.06 - Determination of Method of Distribution
        8.07 - Notice to Trustee
        8.08 - Time of Distribution
        8.09 - Whereabouts of Participants and Beneficiaries

     ARTICLE 9
        TOP-HEAVY PROVISIONS

        9.01 - Application
        9.02 - Definitions
        9.03 - Minimum Contribution
        9.04 - Adjustment to the Limitation on Contributions and Benefits
        9.05 - Minimum Vesting

     ARTICLE 10
        AMENDMENT AND TERMINATION

        10.01 - Amendment by Employer
        10.02 - Amendment by Prototype Sponsor
        10.03 - Amendments Affecting Vested and/or Accrued Benefits
        10.04 - Retroactive Amendments
        10.05 - Termination
        10.06 - Distribution Upon Termination of the Plan
        10.07 - Merger or Consolidation of Plan; Transfer of Plan Assets

     ARTICLE 11
        AMENDMENT AND CONTINUATION OF PREDECESSOR PLAN; TRANSFER OF FUNDS TO
          OR FROM OTHER QUALIFIED PLANS

        11.01 - Amendment and Continuation of Predecessor Plan
        11.02 - Transfer of Funds from an Existing Plan
        11.03 - Acceptance of Assets by Trustee
        11.04 - Transfer of Assets from Trust

     ARTICLE 12
        MISCELLANEOUS

        12.01 - Communication to Participants
        12.02 - Limitation of Rights
        12.03 - Nonalienability of Benefits and Qualified Domestic Relations Orders
        12.04 - Facility of Payment
        12.05 - Information Between Employer and Trustee
        12.06 - Effect of Failure to Qualify Under Code
        12.07 - Notices
        12.08 - Governing Law

     ARTICLE 13
        PLAN ADMINISTRATION

        13.01 - Powers and Responsibilities of the Administrator
        13.02 - Nondiscriminatory Exercise of Authority
        13.03 - Claims and Review Procedures
        13.04 - Named Fiduciary
        13.05 - Costs of Administration




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Article 1.  ADOPTION AGREEMENT.

Article 2.  DEFINITIONS.

2.01.  DEFINITIONS.

    (a) Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

        (1) "Account" means an account established on the books of the Trust for the purpose of recording contributions made on behalf of a Participant and any income, expenses, gains or losses incurred thereon.

        (2) "Administrator" means the Employer adopting this Plan, or other person designated by the Employer in Section 1.01(c).

        (3) "Adoption Agreement" means Article 1 under which the Employer establishes and adopts, or amends, the Plan and Trust and designates the optional provisions selected by the Employer, and the Trustee accepts its responsibilities under Article 14. The provisions of the Adoption Agreement shall be an integral part of the Plan.

        (4) "Annuity Starting Date" means the first day of the first period for which an amount is payable as an annuity or in any other form.

        (5)  "Beneficiary" means the person or persons entitled under Section
        7.04 to receive benefits under the Plan upon the death of a Participant, provided that for purposes of Section 7.04 such term shall be applied in accordance with Section 401(a)(9) of the Code and the regulations thereunder.

        (6) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        (7)  "Compensation" shall mean:

            (A) for purposes of Article 4 (Contributions), compensation as defined in Section 5.03(e)(2) excluding any items elected by the Employer in Section 1.04(a), reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits, but including amounts that are not includable in the gross income of the Participant under a salary reduction agreement by reason of the application of Sections 125, 402(a)(8), 402(h), or 403(b) of the Code; and

            (B) for purposes of Section 2.01(a)(16) (Highly Compensated Employees), Section 5.03 (Code Section 415 Limitations), and
            Section 9.03 (Top Heavy Plan Minimum Contributions), compensation as defined in Section 5.03(e)(2).

            Compensation shall generally be based on the amount actually paid to the Participant during the Plan Year or, for purposes of Article 4 if so elected by the Employer in Section 1.04(b), during that portion of the Plan Year during which the Employee is eligible to participate. Notwithstanding the preceding is eligible to participate. Notwithstanding the preceding sentence, compensation for purposes of
        Section 5.03 (Code Section 415 Limitations) shall be based on the amount actually paid or made available to the Participant during the Limitation Year. Compensation for the initial Plan Year for a new plan

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        Related Employer, each 12-consecutive month period beginning with the first day of reemployment and each anniversary thereof.

        A "break in service for participation purposes" shall mean an Eligibility Computation Period during which the participant does not complete more than 500 Hours of Service with the Employer.

        (10) "Employee" means any employee of the Employer, an Self-Employed Individual or Owner-Employee. The Employer must specify in Section 1.03(a)(3) any Employee, or class of Employees, not eligible to participate in the Plan. If the Employer elects to exclude collective bargaining employees, the exclusion applies to any employee of the Employer included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers unless the collective bargaining agreement requires the employee to be included in the Plan. The term "employee representatives" does not include any organization more than half the members of which are owners, officers, or executives of the Employer.

        For purposes of the Plan, an individual shall be considered to become an Employee on the date on which he first completes an Hour of Service and he shall be considered to have ceased to be an Employee on the date on which he last completes an Hour of Service. The term also includes a leased Employee, such that contributions or benefits provided by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. Notwithstanding the above, a Leased Employee shall not be considered an Employee if Leased Employee do not constitute more that 20 percent of the Employer's non-highly compensated work force (taking into account all Related Employers) and the Leased Employee is covered by a money purchase pension plan maintained by the leasing organization which plan provides (i) an nonintegrated employer contribution rate of at least 10 percent of compensation, as defined for purposes of Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from gross income under
        Section 125, Section 402(a)(9), Section 402(h) or Section 403(b) of the Code, (ii) full and immediate vesting, and (iii) immediate participation by each employee of the leasing organization.

        (11) "Employer" means the employer named in Section 1.02(a) and any Related Employers required by this Section 2.01(a)(11). If Article 1 of the Employer's Plan is the Standardized Adoption Agreement, the term "Employer" includes all Related Employers. If Article 1 of the Employer's Plan is the Non-standarized Adoption Agreement, the term "Employer" includes those Related Employers designated in Section 1.02(b).

        (12) "Employment Commencement Date" means the date on which the Employee first performs an Hour of Service.

        (13) "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

        (14) "Fidelity Fund" means any Registered Investment Company or Managed Income Portfolio of the Fidelity Group Trust for Employee Benefit Plans which is made available to plans utilizing the CORPORATE plan for Retirement.



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            The determination of who is a highly compensated Employee, including the determinations of the number and identify of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

        (17)  "Hour of Service" means, with respect to any Employee,

            (A) Each hour for which the Employee is directly or indirectly paid, or entitled to payment, for the performance of duties for the Employer or a Related Employer, each such hour to be credited to the Employee for the Eligibility Computation Period in which the duties were performed;

            (B) Each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer or Related Employer (including payments made or due from a trust fund or insurer to which the Employer contributes or pays premiums) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty, or leave of absence, each such hour to be credited to the Employee for the Eligibility Computation Period in which such period of time occurs, subject to the following rules:

                (i) No more than 501 Hours of Service shall be credited under this paragraph (B) on account of any single continuous period during which the Employee performs no duties;

                (ii) Hours of Service shall not be credited under this paragraph (B) for a payment which solely reimburses the Employee for medically-related expenses, or which is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws; and

                (iii) If the period during which the Employee performs no duties falls within two or more Eligibility Computation Periods and if the payment made on account of such period is not calculated on the basis of units of time, the Hours of Service credited with respect to such period shall be allocated between not more than the first two such Eligibility Computation Periods on any reasonable basis consistently applied with respect to similarly situated Employees; and

            (C) Each hour not counted under paragraph (A) or (B) for which back pay, irrespective of mitigation of damages, has been either award or agreed to be paid by the Employer or a Related Employer, each such hour to be credited to the Employee for the Eligibility Computation Period to which the award or agreement pertains rather than the Eligibility Computation Period in which the award agreement or payment is made.

                For purposes of determining Hours of Service, Employees of the
            Employer and of all Related Employers will be treated as employed by a single employer. For purposes of paragraphs (B) and (C) above, Hours of Service will be calculated in accordance with the provisions of Section 2530.200b-2(b) of the Department of Labor regulations which are incorporated herein by reference.



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(26) "Related Employer" means any employer other than the Employer named in
Section 1.02(a), if the Employer and such other employer are members of a controlled group of corporations (as defined in Section 414(b) of the Code) or an affiliated service group (as defined in Section 414(m)), or are trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c)), or such other employer is required to be aggregated with the Employer pursuant to regulations issued under Section 414(o).

(27) "Self-Employed Individual" means an individual who has Earned Income for the taxable year from the Employer or who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

(28) "Trust" means the trust created by the Employer in accordance with the provisions of Section 14.01.

(29) "Trust Agreement" means the agreement between the Employer and the Trustee, as set forth in Article 14, under which the assets of the Plan are held, administered, and managed.

(30) "Trust Fund" means the property held in Trust by the Trustee for the Accounts of the Participants and their Beneficiaries.

(31) "Trustee" means the Fidelity Management Trust Company, or its successors.

(32) "Year of Service for Participation" means, with respect to any Employee, an Eligibility Computation Period during which the Employee has been credited with at least 1,000 Hours of Service. If the Plan maintained by the Employer is the plan of a predecessor employer, an Employee's Years of Service for Participation shall include years of service and such predecessor employer. In any case in which the Plan maintained by the Employer is not the plan maintained by a predecessor employer, service for such predecessor shall be treated as service for the Employer, to the extent provided in Section 1.08.

(33) "Years of Service for Vesting" means, with respect to any Employee, the number of whole years of his periods of service with the Employer or a Related Employer (the elapsed time method to compute vesting service), subject to any exclusions elected by the Employer in Section 1.07(b). An Employee will receive credit for the aggregate of all time period(s) commencing with the Employee's Employment Commencement Date and ending on the date a break in service begins, unless any such years are excluded by Section 107(b). An Employee will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days.

        In the case of a Participant who has 5 consecutive 1-year breaks in service, all years of service after such breaks in service will be disregarded for the purpose of vesting the Employer-derived account balance that accrued before such breaks, but both pre-break and post-break service will count for the purposes of vesting the Employer-derived account balance that accrues after such breaks. Both accounts will share in the earnings and losses of the fund.

        In the case of a Participant who does not have 5 consecutive 1-year breaks in service, both the pre-break and post-break service will count in vesting both the pre-break and post-break employer-derived account balance.



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        (b)     any distribution which he is receiving under the Plan will cease except as otherwise required under Section 8.08.

3.03. CESSATION OR RESUMPTION OF PARTICIPATION FOLLOWING A CHANGE IN STATUS. If any Participant continues in the employ of the Employer or Related Employer but ceases to be a member of an eligible class as defined in Section 1.03(a)(3), the individual shall continue to be a Participant for most purposes until the entire amount of his benefit is distributed; however, the individual shall not be entitled to receive an allocation of contributions or forfeitures during the period that he is not a member of the eligible class. Such Participant shall continue to receive credit for service completed during the period for purposes of determining his vested interest in his Accounts. In the event that the individual subsequently again becomes a member of an eligible class of Employees, the individual shall resume full participation immediately upon the date of such change in status.

3.04.   PARTICIPATION BY OWNER-EMPLOYEE; CONTROLLED BUSINESSES.
If the Plan provides contributions or benefits for one or more Owner-Employees who control both the trade or business with respect to which the Plan is established and one or more other trades or businesses, the Plan and any plan established with respect to such other trades or businesses must, when looked at as a single plan, satisfy Sections 401(a) and 401(d) of the Code with respect to the employees of this and all such other trades or businesses. If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the Employees of each such other trade or business must be included in a plan which satisfied Sections 401(a) and 401(d) of the Code and which provides contributions and benefits not less favorable than provided for Owner-Employees under the Plan.

        If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the Employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

        For purposes of this Section, an Owner-Employee, or two or more Owner-Employees, shall be considered to control a trade or business if such Owner-Employee, or such Owner-Employees together, (i) own the entire interest in an unincorporated trade or business, or (ii) in the case of a partnership, own more than 50 percent of either the capital interest or the profits interest in such partnership. For this purpose, an Owner-Employee, or two or more Owner-Employees, shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership controlled by such Owner-Employee or such Owner-Employees.

3.05. OMISSION OF ELIGIBLE EMPLOYEE. If any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution, if necessary, so that the omitted Employee receives the total amount which the said Employee would have received had he not been omitted. For purposes of this Section 3.05, the term "contribution" shall not include Deferral Contributions and Matching Contributions made pursuant to Sections 4.01 and 4.03, respectively.





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         Deferrals is (1) income or loss allocable to the Participant's
         Deferral Contributions account for the taxable year multiplied by a fraction, the numerator of which is such Participant's excess Deferrals for the year and the denominator is the Participant's account balance attributable to Deferral Contributions without regard to any income or loss occurring during such taxable year, or (2) such other amount determined under any reasonable method, provided that such method is used consistently for all Participants in calculating the distributions required under this section 4.01(c) and Sections 4.02(d) and 4.04(d) for the Plan Year, and it used by the Plan in allocating income or loss to participants' accounts. Income or loss allocable to the period between the end of the Plan Year and the date of distribution shall be disregarded in determining income or loss.

         (d) In order for the plan to comply with the requirements of Sections 401(k), 402(g) and 415 of the Code and the regulations promulgated thereunder, at any time in a Plan Year the Administrator may reduce the rate of Deferral Contributions to be made on behalf of any Participant, or class of Participants, for the remainder of that Plan Year, or the Administrator may require that all Deferral contributions to be made on behalf of a Participant be discontinued for the remained of that Plan Year. Upon the close of the Plan Year or such earlier date as the Administrator may determine, any reduction or discontinuance in Deferral Contributions shall automatically cease until the Administrator again determines that such a reduction or discontinuance of Deferral Contributions is required.

 4.02    ADDITIONAL LIMIT ON DEFERRAL CONTRIBUTIONS.

         (a) The Actual Deferral Percentage (hereinafter "ADP") for Participants who are Highly Compensated Employees for each Plan year and the ADP for participants who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

              (1) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-highly Compensate Employees for the same Plan Year multiplied by 1.25; or

              (2) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for participants who are Highly Compensated Employees doe not exceed the ADP for Participants who are Non-highly Compensated Employees by more than two (2) percentage points.

         (b)     The following special rules apply for the purposes of this
         Section:

              (i) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Deferral Contributions (and Qualified Discretionary Contributions if treated as Deferral Contributions for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in Section 401 (k) of the Code, that are maintained by the Employer, shall be determined as if such Deferral Contributions (and, if applicable, such Qualified Discretionary Contributions) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash



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     considered as Employer Contributions for purposes of this paragraph.  For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Deferral Contributions shall be treated as a Participant on whose behalf no Deferral Contributions are made.

     (2) "Excess Contributions" shall mean, with respect to any Plan Year, the excess of:

           (a) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

           (b) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

     (3) "Qualified Discretionary Contributions" shall mean contributions made by the Employer as elected in Section 1.05(g) and allocated to Participant accounts of Non-highly Compensated Employees that such Participants may not elect to receive in cash until distributed from the plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Deferral Contributions. Participants shall not be required to satisfy any hours of service or employment requirement in order to receive an allocation of such contributions.

(d) Notwithstanding any other provision of this plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the employer maintaining the plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such employees. Excess Contributions of Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code shall be allocated among the family members in proportion to the Deferral Contributions (and amounts treated as Deferral Contributions) of each family member that is combined to determine the combined ADP.

     Excess Contributions shall be treated as annual additions under the plan.

     Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is
(1) income or loss allocable to the Participant's Deferral Contribution account (and if applicable, the Qualified Discretionary Contribution account) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the Participant's account balance attributable to Deferral Contributions without regard to any income or loss occurring during such Plan Year, or (2) an amount determined under any reasonable method, provided that such method is used consistently for all Participants in calculating any distributions required under Section 4.02(d) and Sections 4.01(c) and 4.04(d) for the Plan Year, and is used by the Plan in allocating income or loss to the



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his or her account under two or more plans described in section 401(a) of the
Code, or arrangements described in section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(m) of the Code.

(3) In the event that this plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this plan, then this section shall be applied by determining the contribution Percentage of Employees as if all such plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the code only if they have the same Plan Year.

(4) For purposes of determining the Contribution percentage of a Participant who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members (as defined in Section 414(g)
(6) of the Code). Family Member, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are Non-highly Compensated Employees and for Participant who are Highly Compensated Employees.

(5) For purposes of determining the Contribution Percentage test, Employee Contributions made pursuant to Section 1.05(d)(1) are considered to have been made in the Plan Year in which contributed to the Trust. Matching Contributions and Qualified Discretionary Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

(6) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Discretionary Contributions used in such test.

(7) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of Treasury.

(c)  The following definitions shall apply for purposes of this Section:

(1) "Aggregate Limit" shall mean the greater of (A) or (B) where (A) is the sum of (i) 125 percent of the greater of the ADP of the Non-highly Compensated Employees for the Plan Year or the ACP of Non-highly Compensated Employees under the plan subject to Section 401(m) of the Code for the Plan Year beginning with or within the Plan Year of the CODA and (ii) the lesser of 200% or two plus the lesser of such ADP or ACP and where (B) is the sum of (i) 125 percent of the lesser of the ADP of the Non-highly Compensated Employees for the Plan Year or the



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                        Such determination shall be made after first
                determining Excess Deferrals pursuant to Section 4.01 and then determining Excess Contributions pursuant to
                Section 4.02.

        (d) Notwithstanding any other provision of the Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate contributions were allocated for the preceding Plan Year. Excess Aggregate contributions of Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code shall be allocated among the family members in proportion to the Employee and Matching Contributions of each family member that is combined to determine the combined ACP. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the employer maintaining the plan with respect to those amounts. Excess Aggregate contributions shall be treated as annual additions under the Plan.

                Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is (1) income or loss allocable to the Participant's Employee Contribution account, Matching Contribution account (if any, and if all amounts therein are not used in the ADP test) and if applicable, Qualified Non-elective Contribution account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's account balance(s) attributable to Contribution Percentage Amounts without regard to income or loss occurring during such Plan Year, or (2) such other amount determined under any reasonable method, provided that such method is used consistently for all Participants in calculating any distributions required under Section 4.04 (d) and Sections 4.01(c) and 4.02(d) for the Plan Year, and is used by the Plan in allocating income or loss to the Participants' accounts. Income or loss allocable to the period between the end of the Plan Year and the date of distribution shall be disregarded in determining income or loss.

                Forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer contributions; the forfeitures shall be held in the money market fund, if any, listed in Section 1.14(b) pending such application.

                Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a prorata basis from the Participant's Employee Contribution Account, Matching Contribution Account and if applicable, the Participant's Deferral Contributions Account or Qualified Discretionary Contribution Account or both.

4.05.   SPECIAL RULES.   Deferral Contributions and Qualified Discretionary
Contributions and income allocable to each are not distributable to a Participant or his or her beneficiary or beneficiaries, in accordance with such Participant's or beneficiary or beneficiaries election, earlier than upon separation from service, death, or disability, except as otherwise provided in
Section 7.10, 7.11 or 10.06. Such amounts may also be distributed, but after March 31, 1988 in the form of a lump sum only, upon:

                (a) Termination of the Plan without establishment of another defined contribution plan, other than an employee stock to the total Compensation of all Participants for the Plan Year.

                For purposes of this Section, "Excess Compensation" means Compensation in excess of the taxable wage base, as determined under Section 230 of the Social Security Act, in effect on the first day of the Plan Year. Further, this Section 4.06(b)(2) shall be modified as provided in Section 9.03 for years in which the Plan is top heavy under Article 9.

4.07. TIME OF MAKING EMPLOYER CONTRIBUTIONS. The Employer will pay its contribution for each Plan Year not later than the time prescribed by law for filing the Employer's Federal income tax return for the fiscal (or taxable) year with or within which such Plan Year ends (including extensions thereof). The Trustee will have no authority to inquire into the correctness of the amounts contributed and paid over to the Trustee, to determine whether any contribution is payable under this Article 4, or to enforce, by suit or otherwise, the Employer's obligation, if any, to make a contribution to the Trustee.

4.08. RETURN OF EMPLOYER CONTRIBUTIONS. The Trustee shall, upon request by the Employer, return to the Employer the amount (if any) determined under
Section 14.22. Such amount shall be reduced by amounts attributable thereto which have been credited to the Accounts of Participants who have since received distributions from the Trust, except to the extent such amounts continue to be credited to such Participants' Accounts at the time the amount is returned to the Employer. Such amount shall also be reduced by the losses of the Trust attributable thereto, if and to the extent such losses exceed the gains and income attributable thereto, but will not be increased by the gains and income of the Trust attributable thereto, if and to the extent such gains and income exceed the losses attributable thereto, if and to the extent such gains and income exceed the losses attributable thereto. In no event will the return of a contribution hereunder cause the balance of the individual Account of any Participant to be reduced to less than the balance which would have been credited to the Account had the mistaken amount not been contributed.

4.09. EMPLOYEE CONTRIBUTIONS. If the Employer elected to permit Deferral Contributions in Section 1.05(b), each Participant may elect to make Employee Contributions to the Plan in accordance with the rules and procedures established by the Employer and in an amount not less than one percent (1%) and not greater than ten percent (10%) of such Participant's Compensation for the Plan Year. Such contributions and all Employee Contributions for Plan Years beginning after December 31, 1986 shall be subject to the nondiscrimination requirements of Section 401(m) of the Code as set forth in Section 4.04.

        For purposes of this Plan, "Employee Contributions" shall mean any voluntary non-deductible contribution made to a plan by or on behalf of a Participant that is or was included in the Participant's gross income in the year in which applicable earnings and losses are allocated. Excess Contributions may not be recharacterized as Employee Contributions.

        Employee Contributions shall be paid over to the Trustee not later than thirty (30) days following the end of the month in which the Participant makes the contribution. A Participant shall have a fully vested 100% nonforfeitable right to his Employee Contributions and the earnings or losses allocated thereon. Distributions of Employee Contributions shall be made in accordance with Section 7.10.

withdraw any part of the deductible voluntary contribution account upon request.

4.12. ADDITIONAL RULES FOR PAIRED PLANS. If the Employer has adopted a qualified plan under Fidelity Basic Plan Document No. 09 which is to be considered as a paired plan with this Plan, the elections in Section 1.03 must be identical to the Employer's corresponding elections for the other plan. When the paired plans are top-heavy or are deemed to be top-heavy as provided in Section 9.01, the Plan paired with this Plan will provide a minimum contribution to each non-key Employee which is equal to 3 percent (or such other percent elected by the Employer in Section 1.12(c)) of such Employee's Compensation. Notwithstanding the preceding sentence, the minimum contribution shall be provided by this Plan if contributions under the other Plan paired with this Plan are frozen.

ARTICLE 5.  PARTICIPANT'S ACCOUNTS.

5.01. INDIVIDUAL ACCOUNTS. The Administrator will establish and maintain an Account for each Participant which will reflect Employer and Employee Contributions made on behalf of the Participant and earnings, expenses, gains and losses attributable thereto, and investments made with amounts in the Participant's Account. The Administrator will establish and maintain such other accounts and records as it decides in its discretion to be reasonably required or appropriate in order to discharge its duties under the Plan.

5.02. VALUATION OF ACCOUNTS. Participant Accounts will be valued at their fair market value at least annually as of a date specified by the Administrator in accordance with a method consistently followed and uniformly applied, and on such date earnings, expenses, gains and losses on investments made with amounts in each Participant's Account will be allocated to such Account. Participants will be furnished statements of their Account values at least once each Plan Year.

5.03. CODE SECTION 415 LIMITATIONS. Notwithstanding any other provisions of the Plan:

        Subsections (a)(1) through (a)(4) -- (These subsections apply to Employers who do not maintain any qualified plan including a Welfare Benefit Fund, an Individual Medical Account, or a simplified employee pension in addition to this Plan.)

        (a)(1) If the Participant does not participate in, and has never participated in any other qualified plan, Welfare Benefit Fund, Individual Medical Account, or a simplified employee pension, as defined in section 408(k) of the Code, maintained by the Employer, which provides an annual addition as defined in Section 5.03(e)(1), the amount of Annual Additions to a Participant's Account for a Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced so that the annual additions for the limitation year will equal the maximum permissible amount.

        (a)(2) Prior to the determination of the Participant's actual Compensation for a Limitation year, the Maximum Permissible Amount may be determined on the basis of a reasonable estimation of the defined in Section 5.03(e)(1), the amount of Annual Additions to a Participant's Account for a Limitation Year, shall not exceed the lesser of:

     (A) the Maximum Permissible Amount, reduced by the sum of any Annual Additions to the Participant's accounts for the same Limitation Year under such other qualified Master or Prototype defined contribution plans, and Welfare Benefit Funds, Individual Medical Accounts, and simplified employee pensions, or

        (B)  any other limitation contained in this Plan.

     If the annual additions with respect to the Participant under other qualified Master or Prototype defined contribution plans Welfare Benefit Funds, Individual Medical Accounts and simplified employee pensions maintained by the Employer are less than the maximum permissible amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's Account under this plan would cause the annual additions for the limitation year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all such plans and funds for the limitation year will equal the maximum permissible amount. If the annual additions with respect to the Participant under such other qualified Master or Prototype defined contribution plans, Welfare Benefit Funds, Individual Medical Accounts and simplified employee pensions in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the Participant's Account under this plan for the limitation year.

     (b)(2) Prior to the determination of the Participant's actual Compensation for the Limitation Year, the amounts referred to in (b)(1)(A) above may be determined on the basis of a reasonable estimation of the Participant's Compensation for such Limitation Year, uniformly determined for all Participants similarly situated. Any Employer contribution based on estimated annual Compensation shall be reduced by any Excess Amounts carried over from prior years.

     (b)(3) As soon as is administratively feasible after the end of the Limitation Year, the amounts referred to in (b)(1)(A) shall be determined on the basis of the Participant's actual Compensation for such Limitation Year.

     (b)(4) If a Participant's Annual Additions under this Plan and all such other plans result in an Excess Amount, such Excess Amount shall be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by Annual Additions to a Welfare Benefit Fund or Individual Medical Account regardless of the actual allocation date.

     (b)(5) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

          (A) the total Excess Amount allocated as of such date (including any amount which would have been allocated but for the limitations of
          Section 415 of the Code), times

          (B) the ratio of (i) the Annual Additions allocated to the Participant as of such date under this Plan, divided by (ii) the Annual Additions allocated as of such date under all

Code.  Compensation must be determined without regard to any rules under
Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code.)

For any Self-Employed Individual compensation will mean Earned Income.

For Limitation years beginning after December 31, 1991, for purposes of applying the limitations of this article, compensation for a limitation year is the compensation actually paid or made available during such limitation year.

(e)(3) "Defined Benefit Fraction" means a fraction, the numerator of which is the sum of the Participant's annual benefits (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) under all the defined benefit plans (whether or not terminated) maintained by the Employer, each such annual benefit computed on the assumptions that the Participant will remain in employment until the normal retirement age under each such plan (or the Participant's current age, if later) and that all other factors used to determine benefits under such plan will remain constant for all future Limitation Years, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Sections 415(b)(1)(A) and 415(d) of the Code or 140 percent of the Participant's average Compensation for the 3 highest consecutive calendar years of service during which the Participant was active in each such plan, including any adjustments under Section 415(b) of the Code. However, if the Participant was a participant as of the first day of the first Limitation year beginning after December 31, 1986 in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986 then the denominator of the Defined Benefit Fraction shall not be less than 125 percent of the Participant's total accrued benefit as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986, under all such defined benefit plans as met, individually and in the aggregate, the requirements of Section 415 of the Code for all Limitation Years beginning before January 1, 1987.

(e)(4) "Defined Contribution Fraction" means a fraction, the numerator of which is the sum for the current and all prior Limitation Years of (A) all Annual Additions (if any) to the Participant's accounts under each defined contribution plan (whether or not terminated) maintained by the Employer, and
(B) all Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans (whether or not terminated) maintained by the Employer, and the Participant's Annual Additions attributable to all Welfare Benefit Funds, Individual Medical Accounts, and simplified employee pensions, maintained by the Employer, and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years during which the Participant was an Employee (regardless of whether the Employer maintained a defined contribution plan in any such year).

     The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation in effect under numerator is the number of months in the short Limitation Year and whose denominator is 12.

             The compensation limitation referred to in subsection (e)(10)(ii) shall not apply to any contribution for medical benefits within the meaning of Section 401(h) or Section 419A(f)(2) of the Code after separation from service which is otherwise treated as an Annual Addition under Section 419A(d)(2) or Section 415(1)(1) of the Code.

        (e)(11) "Welfare Benefit Fund" means a welfare benefit fund as defined in Section 419(e) of the Code.

Article 6.  INVESTMENT OF CONTRIBUTIONS

6.01. MANNER OF INVESTMENT. All contributions made to the Accounts of Participants shall be held for investment by the Trustee. The Accounts of Participants shall be invested and reinvested only in eligible investments selected by the Employer in Section 1.14(b), subject to Section 14.10.

6.02. INVESTMENT DECISION. Investments shall be directed by the Employer or by each Participant or both, in accordance with the Employer's election in
Section 1.14(a). Pursuant to Section 14.04, the Trustee shall have no discretion or authority with respect to the investment of the Trust Fund.

        (a) With respect to those Participant Accounts for which Employer investment direction is elected, the Employer has the right to direct the Trustee in writing with respect to the investment and reinvestment of assets comprising the Trust Fund in the Fidelity Fund(s) designated in Section 1.14(b) and as allowed by the Trustee.

        (b) If Participant investment direction is elected, each Participant shall direct the investment of his Account among the Fidelity Funds listed in Section 1.14(b). The Participant shall file initial investment instructions with the Administrator, on such form as the Administrator may provide, selecting the Funds in which amounts credited to his Account will be invested.

             (1) Except as provided in this Section 6.02, only authorized Plan contacts and the participant shall have access to a Participant's account. While any balance remains in the Account of a Participant after his death, the Beneficiary of the Participant shall make decisions as to the investment of the Account as though the Beneficiary were the Participant. To the extent required by a qualified domestic relations order as defined in Section 414(p) of the Code, an alternate payee shall make investment decisions with respect to a Participant's Account as though such alternate payee were the Participant.

             (2) If the Trustee receives any contribution under the Plan as to which investment instructions have not been provided, the Trustee shall promptly notify the Administrator and the Administrator shall take steps to elicit instructions from the Participant. The Trustee shall credit any such contribution to the Participant's Account and such amount shall be invested in the Fidelity Fund selected by the Employer for such purposes or, absent Employer selection, in the most conservative Fidelity Fund listed in Section 1.14(b), until investment instructions have been received by the Trustee.

engage in any substantial, gainful activity because of a medically determinable physical or mental impairment likely to result in death or to be of a continuous period of not less than 12 months, and terminates his employment with the employer. Such termination of employment is referred to as a disability retirement. Determination with respect to disability shall be made by the Administrator who may rely on the criteria set forth in Section 1.06(c) as evidence that the Participant is disabled.

7.04. DEATH. Subject, if applicable, to Section 8.04, if a Participant dies before the distribution of his Account has commenced, or before such distribution has been completed, his Account shall become 100 percent vested and his designated Beneficiary or Beneficiaries will be entitled to receive the balance or remaining balance of his Account, subject to the provisions of
Section 7.08. Distribution to the Beneficiary or Beneficiaries will be made in accordance with Article 8.

     A Participant may designate a Beneficiary or Beneficiaries, or change any prior designation of Beneficiary or Beneficiaries by giving notice to the Administrator on a form designated by the Administrator. If more than one person is designated as the Beneficiary, their respective interests shall be as indicated on the designation form. In the case of a married Participant the Participant's spouse shall be deemed to be the designated Beneficiary unless the Participant's spouse has consented to another designation in the manner described in Section 8.03(d).

     A copy of the death notice or other sufficient documentation must be filed with and approved by the Administrator. If upon the death of the Participant there is, in the opinion of the Administrator, no designated Beneficiary for part or all of the Participant's Account, such amount will be paid to his surviving spouse or, if none, to his estate (such spouse or estate shall be deemed to be the Beneficiary for the purposes of the Plan). If a Beneficiary dies after benefits to such Beneficiary have commenced, but before they have been completed, and, in the opinion of the Administrator, no person has been designated to receive such remaining benefits, then such benefits shall be paid in a lump sum to the deceased Beneficiary's estate.

7.05 OTHER TERMINATION OF EMPLOYMENT. If a participant terminates his employment for any reason other than death or normal, late, or disability retirement, he will be entitled to a termination benefit equal to (i) the vested percentage(s) of the value of the Matching and/or Fixed/Discretionary Contributions to his Account, as adjusted for income, expense, gain, or loss, such percentage(s) determined in accordance with the vesting schedule(s) selected by the Employer in Section 1.07, and (ii) the value of the Deferral, Employee, Qualified Discretionary and Rollover Contributions to his Account as adjusted for income, expense, gain or loss. The amount payable under this
Section 7.05 will be subject to the provisions of Section 7.08 and will be distributed in accordance with Article 8 below.

7.06. SEPARATE ACCOUNT. If a distribution from a Participant's Account has been made to him at a time when he has a nonforfeitable right to less than 100 percent of his Account, the vesting schedule in Section 1.07 will thereafter apply only to amounts in his Account attributable to Employer Contributions allocated after such distribution. The Balance of his Account immediately after such distribution will be transferred to a separate account which will be maintained for the purpose of determining his interest therein according to the following provisions.

7.09 PARTICIPANT LOANS. If permitted under Section 1.09, the Administrator shall allow Participants to apply for a loan from the Plan, subject to the following:

    (a) Loan Application. All Plan loans shall be administered by the Administrator. Applications for loans shall be made to the Administrator on forms available from the Administrator. Loans shall be made available to all Participants on a reasonably equivalent basis. For this purpose, the term "Participant" means any Participant or Beneficiary, including an alternate payee under a qualified domestic relations order, as defined in
    Section 414(p) of the Code, who is a party-in-interest (as determined under ERISA Section 3(14)) with respect to the Plan except no loans will be made to: (i) an Employee who makes a rollover contribution in accordance with
    Section 4.10 who has not satisfied the requirements of Section 3.01, or
    (ii) a shareholder-employee or Owner-Employee. For purposes of this requirements, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation.

         A Participant with an existing loan may not apply for another loan until the existing loan is paid in full and may not refinance an existing loan or attain a second loan for the purpose of paying off the existing loan. A Participant may not apply for more than one loan during each Plan Year.

    (b) Limitation of Loan Amount/Purpose of Loan. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees. No loan to any Participant or Beneficiary can be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant or Beneficiary would exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made over the outstanding balance of loans from the plan on the date the loan is made, or (b) one-half the present value of nonforfeitable Account of the Participant. For the purpose of the above limitation, all loans from all plans of the Employer and Related Employers are aggregated. A Participant may not request a loan for less than $1,000. The Employer may provide that loans only be made from certain contribution sources within Participant Account(s) by notifying the Trustee in writing of the restricted source.

         Loans may be made for any purpose or if elected by the Employer in
    Section 1.09(a), on account of hardship only. A loan will be considered to be made on account of hardship only if made on account of an immediate and heavy financial need described in Section 7.10(b)(1).

    (c) Terms of Loan. All loans shall bear a reasonable rate of interest as determined by the Administrator based on the prevailing interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. The determination of a reasonable rate of interest must be based on appropriate regional factors unless the Plan is administered on a national basis in which case the Administrator may establish a uniform reasonable rate of interest applicable to all regions.

         All loans shall by their terms require that repayment (principal and interest) be amortized in level payments, not less the loan, and then determining the benefit payable to the surviving spouse.

        No loan to any Participant or Beneficiary can be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant or Beneficiary would exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made over the outstanding balance of loans from the plan on the date the loan is made, or
    (b) one-half the present value of the nonforfeitable Account of the Participant. For the purpose of the above limitation, all loans from all plans of the Employer and Related Employers are aggregated.

7.10. IN-SERVICE/HARDSHIP WITHDRAWALS.  Subject to the provisions of
Article 8, a Participant shall not be permitted to withdraw any Employer or Employee Contributions (and earnings thereon) prior to retirement or termination of employment, except as follows:

    (a) Age 59 1/2. If permitted under Section 1.11(b), a Participant who has attained the age of 59 1/2 is permitted to withdraw upon request all or any portion the Accounts specified by the Employer in 1.11(b).

    (b) Hardship. If permitted under Section 1.10, a Participant may apply to the Administrator to withdraw some or all of his Deferral Contributions (and earnings thereon accrued as of December 31, 1988 and, if applicable, Rollover Contributions and such other amounts allowed by a predecessor plan, if such withdraw is made on account of a hardship. For purposes of this Section, a distribution is made on account of hardship if made on account of an immediate and heavy financial need of the Employee where such Employee lacks other available resources. Determinations with respect to hardship shall be made by the Administrator and shall be conclusive for purposes of the Plan, and shall be based on the following special rules:

       (1) The following are the only financial needs considered immediate and heavy: expenses incurred or necessary for medical care (within the meaning of Section 213(d) of the Code) of the Employee, the Employee's spouse, children, or dependents; the purchase (excluding mortgage payments) of a principal residence for the Employee; payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Employee, the Employee's spouse, children or dependents; or the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence.

       (2) A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:

            (i) The Employee has obtained all distributions, other than the hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer;

            (ii) The Employee suspends Deferral Contributions and Employee Contributions to the Plan for the 12-month period following the date of his hardship distribution. The suspension must also apply to all elective contributions and employee contributions to all other qualified plans and nonqualified plans maintained by the Employer, other than any mandatory employer contribution portion of a defined benefit plan, including stock option, stock purchase and other to the commencement of his benefits the life expectancy of the Participant's Beneficiary, as further described in Section 8.04.

    (c) Notwithstanding the provisions of Section 8.01(b) above, if a Participant's Account is, and at the time of any prior distribution(s) was, $3,500 or less, the balance of such Account shall be distributed in a lump sum as soon as practicable following retirement, disability, death or other termination of employment.

    (d) This paragraph (d) applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article 8, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The following definitions shall apply for purposes of this paragraph (d):

         (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan is a individual retirement account or individual retirement annuity.

         (3) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

         (4) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

8.02. ANNUITY DISTRIBUTIONS. If so provided in Section 1.11(C), A Participant may elect distributions made in whole or in part in the form of an annuity contract subject to the provisions of Section 8.03.

    (a) An annuity contract distributed under the Plan must be purchased from an insurance company and must be nontransferable. The terms of an annuity contract shall comply with the requirements and (iv) the right to revoke and the period of time effect of a revocation of the election to waive application of this subsection.

(c) ANNUITY DEATH BENEFIT. Unless the Participant elects to waive the application of this subsection in a manner satisfying the requirements of subsection (d) below at any time within the applicable election period (which election may be revoked, and if revoked, remade, at any time in such period), if a married Participant to whom this Section applies dies before his Annuity Starting Date, then notwithstanding any designation of a Beneficiary to the contrary, 50 percent of his vested Account will be applied to purchase an annuity contract described in Section 8.02 providing an annuity for the life of the Participant's surviving spouse, which contract will then be promptly distributed to such spouse. In lieu of the purchase of such an annuity contract, the spouse may elect in writing to receive distributions under the Plan as if he or she had been designated by the Participant as his Beneficiary with respect to 50 percent of his Account. For purposes of this subsection, the applicable election period will commence on the first day of the Plan Year in which the Participant attains age 35 and will end on the date of the Participant's death, provided that in the case of a Participant who terminates his employment the applicable election period with respect to benefits accrued prior to the date of such termination will in no event commence later than the date of his termination of employment. A Participant may elect to waive the application of this subsection prior to the Plan Year in which he attains age 35, provided that any such waiver will cease to be effective as of the first day of the Plan Year in which the Participant attains age 35.

     The Administrator will provide a Participant to whom this subsection applies with a written explanation with respect to the annuity death benefit described in this subsection (c) comparable to that required under subsection
(b) above. Such explanation shall be furnished within whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant reaches age 32 and ending with the end of the Plan Year preceding the Plan Year in which he reaches age 35, (ii) a reasonable period ending after the Employee becomes a participant, (iii) a reasonable period ending after this Section 8.04 first becomes applicable to the Participant in accordance with Section 8.04(a), (iv) in the case of a Participant who separates from service before age 35, a reasonable period of time ending after separation from service. For purposes of the preceding sentence, the two-year period beginning one year prior to the date of the event described in clause (ii), (iii) or (iv), whichever is applicable, and ending one year after such date shall be considered reasonable, provided, that in the case of a Participant who separates from service under (iv) above and subsequently recommences employment with the Employer, the applicable period for such Participant shall be redetermined in accordance with this subsection.

(d) REQUIREMENTS OF ELECTIONS. This subsection will be satisfied with respect to a waiver or designation which is required to satisfy this subsection if such waiver or designation is in writing and either

     (1) the Participant's spouse consents thereto in writing, which consent must acknowledge the effect of such waiver or designation and be witnessed by a notary public or Plan representative, or

Distributions after the death of the Participant shall be made using the applicable life expectancy under (i) above, without regard to Section 1.401(a)(9)-2 of such regulations.

     The minimum distribution required under this subsection (a) for the calendar year immediately preceding the calendar year in which the Participant's required beginning date, as determined under Section 8.08(b), occurs shall be made on or before the Participant's required beginning date, as so determined. Minimum distributions for other calendar years shall be made on or before the close of such calendar year.

(b)   ADDITIONAL REQUIREMENTS FOR DISTRIBUTIONS AFTER DEATH OF PARTICIPANT.

     (1) DISTRIBUTION BEGINNING BEFORE DEATH. If the Participant dies before distribution of his benefits has begun, distributions shall be made in accordance with the provisions of this paragraph. Distributions under
     Section 8.01(a) shall be complete by the close of the calendar year in which the fifth anniversary of the death of the Participant occurs. Distributions under Section 8.01(b) shall commence, if the Beneficiary is not the Participant's spouse, not later than the close of the calendar year immediately following the calendar year in which the death of the Participant occurs. Distributions under Section 8.01(b) to a Beneficiary who is the Participant's surviving spouse shall commence not later than the close of the calendar year in which the Participant would have attained age 70 1/2 or, if later, the close of the calendar year immediately following the calendar year in which the death of the Participant occurs. In the event such spouse dies prior to the date distribution to him or her commences, he or she will be treated for purposes of this subsection (other than the preceding sentence) as if he or she were the Participant. If the Participant has not designated a Beneficiary, or the Participant or Beneficiary has not effectively selected a method of distribution, distribution of the Participant's benefit shall be completed by the close of the calendar year in which the fifth anniversary of the death of the Participant occurs.

     Any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

     For purposes of this subsection (b)(1), the life expectancy of a Beneficiary who is the Participant's surviving spouse shall be recalculated annually unless the Participant's spouse irrevocably elects otherwise prior to the time distributions are required to begin. Life expectancy shall be compute in accordance with the provisions of subsection (a) above.

     (2) DISTRIBUTION BEGINNING AFTER DEATH. If the Participant dies after distribution of his benefits has begun, distributions to the Participant's beneficiary will be made at least as rapidly as under the method of distribution being used as of the date of the Participant's death.

     For purposes of this Section 8.04(b), distribution of a Participant's interest in his Account will be considered to begin as of the Participant's required beginning date, as determined under Section 8.08(b). If distribution in the form of an annuity irrevocably commences prior to such date, distribution will be considered to begin as of the actual date distribution commences.

8.06. DETERMINATION OF METHOD OF DISTRIBUTION. The Participant will determine the method of distribution of benefits to himself and may determine the method of distribution to his Beneficiary. Such determination will be made prior to the time benefits become payable under the Plan. If the Participant does not determine the method of distribution to his Beneficiary or if the Participant permits his Beneficiary to override his determination, the Beneficiary, in the event of the Participant's death, will determine the method of distribution of benefits to himself as if he were the Participant. A determination by the Beneficiary must be made no later than the close of the calendar year in which distribution would be required to begin under Section 8.04(b) or, if earlier, the close of the calendar year in which the fifth anniversary of the death of the Participant occurs.

8.07. NOTICE TO TRUSTEE. The Administrator will notify the Trustee in writing whenever any Participant or Beneficiary is entitled to receive benefits under the Plan. The Administrator's notice shall indicate the form of benefits that such Participant or Beneficiary shall receive and (in the case of distributions to a Participant) the name of any designated Beneficiary or Beneficiaries.

8.08. TIME OF DISTRIBUTION. In no event will distribution to a Participant be made later than the earlier of the dates described in (a) and (b) below:

     (a) Absent the consent of the Participant (and his spouse, if appropriate), the 60th day after the close of the Plan Year in which occurs the later of the date on which the Participant attains age 65, the date on which the Participant ceases to be employed by the Employer; or the 10th anniversary of the year in which the Participant commenced participation in the Plan; and

     (b) April 1 of the calendar year first following the calendar year in which the Participant attains age 70 1/2 or, in the case of a Participant who had attained the age 70 1/2 before January 1, 1988, the required beginning date determined in accordance with (1) or (2) below:

          (1) The required beginning date of a Participant who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs.

          (2) The required beginning date of a Participant who is a 5-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:

               (i) the calendar year in which the participant attains age 70-1/2, or

               (ii) the earlier of the calendar year with or within which ends the plan year in which the participant becomes a 5-percent owner, or the calendar year in which the participant retires.

        Notwithstanding the foregoing, in the case of a Participant who attained age 70 1/2 during 1988 and who had not retired prior to January 1, 1989, the required beginning date described in this paragraph shall be April 1, 1990.

        Notwithstanding (a) above, the failure of a Participant (and spouse) to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 8.05, shall be deemed to be paragraph, the determination period is the Plan Year containing the Determination Date and the four preceding Plan years. The determination of who is a Key employee shall be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder. Annual compensation means compensation as defined in Section 5.03(e)(2), but including a mounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(a)(8), and
         Section 403(b) of the Code.

         (b) TOP-HEAVY PLAN. The Plan is a top-Heavy Plan if any of the following conditions exists:

                 (1) the Top-Heavy Ration for the Plan exceeds 60 percent and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group;

                 (2) the Plan is a part of a Required Aggregation Group but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group exceeds 60 percent; or

                 (3) the Plan is a part of a Required Aggregation Group and a Permissive Aggregation Group and the top-Heavy Ratio for both Groups exceeds 60 percent.

         (c)     TOP-HEAVY RATIO.

                 (1) With respect to this Plan, or with respect to any Required Aggregation Group or Permissive Aggregation Group that consists solely of defined contribution plans (including any simplified employee pension plans) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, Top-Heavy Ratio is a fraction, the numerator of which is the sum of the account balances of all Key Employees under the plans as of the Determination Date (including any part or any account balance distributed in the 5-year period ending on the Determination Date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date) of all participants under the plans as of the Determination Date. Both the numerator and denominator of the Top-Heavy Ratio shall be increased, to the extent required by Section 416 of the Code, to reflect any contribution which is due but unpaid as of the Determination Date.

                 (2) With respect to any Required Aggregation Group or Permissive Aggregation Group that includes one or more defined benefit plans, which, during the 5-year period ending on the Determination Date, has covered or could cover a Participant in this Plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the account balances under the defined contribution plans for all Key employees and the present value of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all participants and the present value of accrued benefits under the defined benefit plans for all participants. Both the numerator and denominator of the Top-Heavy Ratio shall be increased for any distribution of an account balance or an accrued benefit made in the 5-year period ending on the Determination Date and any contribution due but unpaid as of the Determination Date.

        (a) Except as otherwise provided in (b) and (c) below, the Fixed/Discretionary Contributions made on behalf of any Participant who is not a Key Employee shall not be less than the lesser of 3 percent (or such other percent elected by the Employer in Section 1.12 (c) of such Participant's Compensation or, in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the code, the largest percentage of Employer contributions, as a percentage of the first $200,000 of the Key Employee's Compensation, made on behalf of any Key Employee for that year. If the Employer selected the Integrated Formula in Section 1.05(a)(2), the minimum contribution shall be determined under paragraph (e) of this Section
        9.03. Further, the minimum contribution under this Section 9.03 shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive a contribution, or would have received a lesser contribution for the year, because (i) the Participant failed to complete 1,000 Hours of Service or any equivalent service requirement provided in the Adoption Agreement; or (ii) the Participant's Compensation was less than a stated amount.

        (b) The provisions of (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

        (c) The Employer contributions for the Plan Year made on behalf of each Participant who is not a Key Employee and who is a participant in a defined benefit plan maintained by the Employer shall not be less than 5 percent of such Participant's Compensation, unless the Employer has provided in Section 1.12(c) that the minimum contribution requirement will be met in the other plan or plans of the Employer.

        (d) The minimum contribution required under (a) above (to the extent required to be nonforfeitable under Section 416(b) of the Code) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

        (e) If the Employer elected an Integrated Formula in Section 1.05(a)(2), the allocation steps in Section 4.06(b)(2) shall be preceded by the following steps:

                (1) The Discretionary Employer Contributions will be allocated to each eligible Participant (as determined under this Section 9.03) in the ratio that the Participant's Compensation bears to all Participants' Compensation, but not in excess of 3% (or such other percent elected by the Employer in Section 1.12(c).

                (2) Any Discretionary Employer Contributions remaining after (e) (1) above will be allocated to each eligible Participant in the ratio that the Participant's Excess Compensation for the Plan Year bears to the Excess Compensation of all eligible Participants, but not in excess of 3% (or such other percent elected by the Employer in Section
                1.12(c)).

9.04 ADJUSTMENT TO THE LIMITATION ON CONTRIBUTIONS AND BENEFITS. If this Plan is in Top-Heavy status, the number 100 shall be substituted for the number 125 in subsections (e)(3) and (e)(4) of Section 5.03. However, this substitution shall not take effect with respect to this Plan in any Plan Year in which the following requirements are satisfied:

        (a) The Employer contributions for such Plan Year made on behalf of each Participant who is not a Key Employee and who is a deemed to have an individually designed plan. Following such amendment, the Trustee may transfer the assets of the Trust to the trust forming part of such newly adopted plan upon receipt of sufficient evidence (such as a determination letter or opinion letter form the Internal Revenue Service or an opinion of counsel satisfactory to the Trustee) that such trust will be a qualified trust under the Code.

10.02.  AMENDMENT BY PROTOTYPE SPONSOR.   The Prototype Sponsor may in its
discretion amend the Plan or the Adoption Agreement at any time, subject to the provisions of Article 1 and Section 10.03, and provided that the Prototype Sponsor mails a copy of such amendment to the Employer at its last known address as shown on the books of the Prototype Sponsor.

10.03.  AMENDMENTS AFFECTING VESTED AND/OR ACCRUED BENEFITS.

     (a) Except as permitted by Section 10.04, no amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's Account or eliminating an optional form of benefit with respect to benefits attributable to service before the amendment. Furthermore, if the vesting schedule of the Plan is amended, the nonforfeitable interest of a Participant in his Account, determined as of the later of the date the amendment is adopted or the date it becomes effective, will not be less than the Participant's nonforfeitable interest in his Account determined without regard to such amendment.

     (b) If the Plan's vesting schedule is amended, including any amendment resulting from a change to or from Top-Heavy Plan status, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's nonforfeitable interest in his Account, each Participant with at least three (3) Years of Service for Vesting with the Employer may elect, within a reasonable period after the adoption of the amendment, to have the nonforfeitable percentage of his Account computed under the Plan without regard to such amendment. The Participant's election may be made within 60 days from the latest of (i) the date the amendment is adopted;
     (ii) the date the amendment becomes effective; or (iii) the date the Participant is issued written notice of the amendment by the Employer or the Administrator.

10.04. RETROACTIVE AMENDMENTS. An amendment made by the sponsor in accordance with Section 10.02 may be made effective on a date prior to the first day of the Plan Year in which it is adopted if such amendment is necessary or appropriate to enable the Plan and Trust to satisfy the applicable requirements of the Code or to conform the Plan to any change in federal law, or to any regulations or ruling thereunder. Any retroactive amendment by the Employer shall be subject to the provisions of Section 10.01.

10.05. TERMINATION. The Employer has adopted the Plan with the intention and expectation that contributions will be continued indefinitely. However, said Employer has no obligation or liability whatsoever to maintain the Plan for any length of time and may discontinue contributions under the Plan or terminate the Plan at any time by written notice delivered to the Trustee without any liability hereunder for any such discontinuance or termination.

10.06. DISTRIBUTION UPON TERMINATION OF THE PLAN. Upon termination or partial termination of the Plan or complete discontinuance of contributions thereunder, each Participant (including a terminated Participant with respect to amounts not previously forfeited by him) who is affected by such termination or partial termination or discontinuance forfeitures will constitute the opening balance of his Account or Accounts under the Plan;

     (e) Amounts being paid to a former Participant or to a Beneficiary in accordance with the provisions of the predecessor plan will continue to be paid in accordance with such provisions;

     (f) Any election and waiver of the qualified pre-retirement annuity in effect after August 23, 1984, under the predecessor plan immediately before such amendment and continuation will be deemed a valid election and waiver of Beneficiary under Section 8.04 if such designation satisfies the requirements of Section 8.04(d), unless and until the Participant revokes such election and waiver under the Plan; and

     (g) Unless the Employer and the Trustee agree otherwise, all assets of the predecessor trust will be deemed to be assets of the Trust as of the effective date of such amendment. Such assets will be invested by the Trustee as soon as reasonably practicable pursuant to Article 6. The Employer agrees to assist the Trustee in any way requested by the Trustee in order to facilitate the transfer of assets from the predecessor trust to the Trust Fund.

11.02. TRANSFER OF FUNDS FROM AN EXISTING PLAN. The Employer may from time to time direct the Trustee, in accordance with such rules as the Trustee may establish, to accept cash, allowable Fund Shares or participant loan promissory notes transferred for the benefit of Participants from a trust forming part of another qualified plan under the Code, provided such plan is a defined contribution plan. Such transferred assets will become assets of the Trust as of the date they are received by the Trustee. Such transferred assets will be credited to Participants' Account in accordance with their respective interests immediately upon receipt by the Trustee. A Participant's interest under the Plan in transferred assets which were fully vested and nonforfeitable under the transferring plan will be fully vested and nonforfeitable at all times. Such transferred assets will be invested by the Trustee in accordance with the provisions of paragraph (g) of Section 11.01 as if such assets were transferred from a predecessor plan. No transfer of assets in accordance with this Section may cause a loss of an accrued or optional form of benefit protected by Section 411(d)(6) of the Code.

11.03 ACCEPTANCE OF ASSETS BY TRUSTEE. The Trustee will not accept assets which are not either in a medium proper for investment under the Plan, as set forth in Section 1.14(b), or in cash. Such assets shall be accompanied by written instructions showing separately the respective contributions by the prior employer and by the Employee, and identifying the assets attributable to such contributions. The Trustee shall establish such accounts as may be necessary or appropriate to reflect such contributions under the Plan. The Trustee shall hold such assets for investment in accordance with the provisions of Article 6, and shall in accordance with the written instructions of the Employer make appropriate credits to the Accounts of the Participants for whose benefit assets have been transferred.

11.04. TRANSFER OF ASSETS FROM TRUST. The Employer may direct the Trustee to transfer all or a specified portion of the Trust assets to any other plan or plans maintained by the Employer or the employer or employers of a former Participant or Participants, provided that the Trustee has received evidence satisfactory to it that such other plan meets all applicable requirements of the Code. The assets so transferred shall be accompanied by written instructions from the Employer naming the persons for whose benefit such assets have been alternate payee prior to the Participant's earliest retirement age (as defined in Section 414(p) of the Code) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of the earliest retirement age is available only if: (1) the order specifies distribution at that time; and (2) if the present value of the alternate payee's benefits under the Plan exceeds $3,500, and the order requires, the alternate payee consents to any distribution occurring prior to the Participant's attainment of earliest retirement age.

12.04. FACILITY OF PAYMENT. In the event the Administrator determines, on the basis of medical reports or other evidence satisfactory to the Administrator, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Administrator may direct the Trustee to disburse such payments to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under State law for the care and control of such recipient. The receipt by such person or institution of any such payments shall be complete acquittance therefore, and any such payment to the extent thereof, shall discharge the liability of the Trust for the payment of benefits hereunder to such recipient.

12.05. INFORMATION BETWEEN EMPLOYER AND TRUSTEE. The Employer agrees to furnish the Trustee, and the Trustee agrees to furnish the Employer with such information relating to the Plan and Trust as may be required by the other in order to carry out their respective duties hereunder, including without limitation information required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder or under the provisions of ERISA and any regulations issued or forms adopted by the Labor Department thereunder.

12.06. EFFECT OF FAILURE TO QUALIFY UNDER CODE. Notwithstanding any other provision contained herein, if the Employer fails to obtain or retain approval of the Plan by the Internal Revenue Service as a qualified Plan under the Code, the Employer may no longer participate in this prototype Plan arrangement and will be deemed to have an individually designed plan.

12.07. NOTICES. Any notice or other communication in connection with this Plan shall be deemed delivered in writing if addressed as provided below and if either actually delivered at said address or, in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mails, first-class postage prepaid and registered or certified:

     (a) If to the Employer or Administrator, to it at the address set forth in the Adoption Agreement, to the attention of the person specified to receive notice in the Adoption Agreement;

     (b) If to the Trustee, to it at the address set forth in the Adoption Agreement;

or, in each case at such other address as the addressee shall have specified by written notice delivered in accordance with the foregoing to the addressor's then effective notice address.

12.08. GOVERNING LAW. The Plan and the accompanying Adoption Agreement will be construed, administered and enforced according to ERISA, and to the extent not preempted thereby, the laws of the Commonwealth of Massachusetts.

     within 90 days after the claim is received by the Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

     (B) Review Procedure. Within 60 days after the date on which a person receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred), such person (or his duly authorized representative) may (i) file a written request with the Administrator for a review of his denied claim and of pertinent documents and (ii) submit written issues and comments to the Administrator. The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Administrator (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period). If the decision on review is not made within such period, the claim will be considered denied.

13.04. NAMED FIDUCIARY. The Administrator is a "named fiduciary" for purposes of Section 402(a)(1) of ERISA and has the powers and responsibilities with respect to the management and operation of the Plan described herein.

13.05. COSTS OF ADMINISTRATION. Unless some or all are paid by the Employer, all reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Administrator and the Trustee in administering the Plan and Trust will be paid first from the forfeitures (if any) resulting under Section 7.07, then from the remaining Trust Fund. All such costs and expenses paid from the Trust Fund will, unless allocable to the Accounts of particular Participants, be charged against the Accounts of all Participants on a prorata basis or in such other reasonable manner as may be directed by the Employer.

ARTICLE 14.  TRUST AGREEMENT.

14.01. ACCEPTANCE OF TRUST RESPONSIBILITIES. By executing the Adoption Agreement, the Employer establishes a trust to hold the assets of the plan. By executing the Adoption Agreement, the Trustee agrees to accept the rights, duties and responsibilities set forth in this Article 14.

14.02. ESTABLISHMENT OF TRUST FUND. A trust is hereby established under the Plan and the Trustee will open and maintain a Trust account for the Plan and, as part thereof, Participants' Accounts for such individuals as the Employer shall from time to time give written notice to the Trustee are Participants in the Plan. The Trustee will accept and hold in the Trust Fund such contributions on behalf of Participants as it may receive from time to time from the Employer. The Trust Fund shall be fully invested and reinvested in accordance with the applicable provisions of the Plan in Fund Shares or as otherwise provided in Section 14.10.

14.03. EXCLUSIVE BENEFIT. The Trustee shall hold the assets of the Trust Fund for the exclusive purpose of providing benefits to ministerial, nonfiduciary duties under the Trust. The expenses and compensation of such agent shall be paid by the Trustee.

     The Trustee shall provide the Employer with reasonable notice of any claim filed against the Plan or Trust or with regard to any related matter, or of any claim filed by the Trustee on behalf of the Plan or Trust or with regard to any related matter.

14.05. ACCOUNTS. The Trustee will keep full accounts of all receipts and disbursements and other transactions hereunder. Within 60 days after the close of each Plan Year, within 60 days after termination of the Trust, and at such other times as may be appropriate, the Trustee will determine the then net fair market value of the Trust Fund as of the close of the Plan Year, as of the termination of the Trust, or as of such other time, whichever is applicable, and will render to the Employer and Administrator an account of its administration of the Trust during the period since the last such accounting, including all allocations made by it during such period.

14.06. APPROVING OF ACCOUNTS. To the extent permitted by law, the written approval of any account by the Employer or Administrator will be final and binding, as to all matters and transactions stated or shown therein, upon the Employer, Administrator, Participants and all persons who then are or thereafter become interested in the Trust. The failure of the Employer or Administrator to notify the Trustee within six (6) months after the receipt of any account of its objection to the account will, to the extent permitted by law, be the equivalent of written approval. If the Employer or Administrator files any objections within such six (6) month period with respect to any matters or transactions stated or shown in the account, and the Employer or Administrator and the Trustee cannot amicably settle the question raised by such objections, the Trustee will have the right to have such questions settled by judicial proceedings. Nothing herein contained will be construed so as to deprive the Trustee of the right to have judicial settlement of its accounts. In any proceeding for a judicial settlement of any account or for instructions, the only necessary parties will be the Trustee, the Employer and the Administrator.

14.07. DISTRIBUTION FROM TRUST FUND. The Trustee shall make such distribution from the Trust Fund as the Employer or Administrator may in writing direct, as provided by the terms of the Plan, upon certification by the Employer or Administrator that the same is for the exclusive benefit of Participants or their Beneficiaries, or for the payment of expenses of administering the Plan.

14.08. TRANSFER OF AMOUNTS FROM QUALIFIED PLAN. If the Plan provides that amounts may be transferred to the Plan from another qualified plan or trust under Section 401(a) of the Code, such transfer shall be made in accordance with the provisions of the Plan and with such rules as may be established by the Trustee. The Trustee will only accept assets which are in a medium proper for investment under this Agreement or in cash. Such amounts shall be accompanied by written instructions showing separately the respective contributions by the prior employer and the transferring Employee, and identifying the assets attributable to such contributions. The Trustee shall hold such assets for investment in accordance with the provisions of this Agreement.

14.09. TRANSFER OF ASSETS FROM TRUST. Subject to the provisions of the Plan, the Employer may direct the Trustee to transfer all or a specified portion of the Trust assets to any other plan or plans maintained by the Employer or the employer or employers of a former Participant or Participants, provided that the Trustee has received evidence satisfactory to it that such other plan meets all applicable requirements of the Code. The assets so transferred shall be




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to the appropriate Participant or the Beneficiary of a deceased Participant. the
Trustee shall not vote any securities held by the Trust except in accordance with the written instructions of the Employer, Participant or the Beneficiary of the Participant, if the Participant is deceased; provided, however, that the Trustee may, in the absence of instructions, vote "present" for the sole purpose of allowing such shares to be counted for establishment of a quorum at a shareholders' meeting. The Trustee shall have no duty to solicit instructions from Participants, the Beneficiary or the Employer.

14.12 COMPENSATION AND EXPENSES OF TRUSTEE. The Trustee's fee for performing its duties hereunder will be such reasonable amounts as the Trustee may from time to time specify by written agreement with the Employer. Such fee, any taxes of any kind which may be levied or assessed upon or in respect of the Trust Fund and any and all expenses, including without limitation legal fees and expenses of administrative and judicial proceedings, reasonably incurred by the Trustee in connection with its duties and responsibilities hereunder will, unless some or all have been paid by said Employer, be paid first from forfeitures resulting under Section 7.07, then from the remaining Trust Fund and will, unless allocable to the Accounts of particular Participants, be charged against the respective Accounts of all Participants, in such reasonable manner as the Trustee may determine.

14.13 RELIANCE BY TRUSTEE ON OTHER PERSONS. The Trustee may rely upon and act upon any writing from any person authorized by the Employer or Administrator to give instructions concerning the Plan and may conclusively rely upon and be protected in acting upon any written order from the Employer or Administrator or upon any other notice, request, consent, certificate, or other instructions or paper reasonably believed by it to have been executed by a duly authorized person, so long as it acts in good faith in taking or omitting to take any such action. The Trustee need not inquire as to the basis in fact of any statement in writing received from the Employer or Administrator.

        The Trustee will be entitled to rely on the latest certificate it has received from the Employer or Administrator as to any person or persons authorized to act for the Employer or Administrator hereunder and to sign on behalf of the Employer or Administrator any directions or instructions, until it receives from the Employer or Administrator written notice that such authority has been revoked.

        Notwithstanding any provision contained herein, the Trustee will be under no duty to take any action with respect to any Participant's Account (other than as specified herein) unless and until the Employer or Administrator furnishes the Trustee with written instructions on a form acceptable to the Trustee, and the Trustee agrees thereto in writing. The Trustee will not be liable for any action taken pursuant to the Employer's or Administrator's written instructions (nor for the collection of contributions under the Plan, nor the purpose of propriety of any distribution made thereunder).

14.14 INDEMNIFICATION BY EMPLOYER. The Employer shall indemnify and save harmless the Trustee from and against any and all liability to which the Trustee may be subjected by reason of any act or conduct (except willful misconduct or negligence) in its capacity as Trustee, including all expenses reasonably incurred in its defense.

14.15 CONSULTATION BY TRUSTEE WITH COUNSEL. The Trustee may consult with legal counsel (who may be but need not be counsel for the Employer or the Administrator) concerning any question which may arise with respect to its rights and duties under the Plan and Trust, and the opinion of such counsel will, to the extent permitted by law, be full and complete protection in respect of any action taken or omitted by the




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will be under no duty to make any distributions under the Plan until it receives written instructions from the Employer or Administrator. Upon the completion of such distributions, the Trust will terminate, the Trustee will be relieved from all liability under the Trust, and no Participant or other person will have any claims thereunder, except as required by applicable law.

14.22. PERMITTED REVERSION OF FUNDS TO EMPLOYER. If it is determined by the Internal Revenue Service that the Plan does not initially qualify under Section 401 of the Code, all assets then held under the Plan will be returned by the Trustee, as directed by the Administrator, to the Employer, but only if the application for determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted or such later date as may be prescribed by regulations. Such distribution will be made within one year after the date the initial qualification is denied. Upon such distribution the Plan will be considered to be rescinded and to be of no force of effect.

     Contributions under Plan are conditioned upon their deductibility under
Section 404 of the Code. In the event the deduction of a contribution made by the Employer is disallowed under Section 404 of the Code, such contribution (to the extent disallowed) must be returned to the Employer within one year of the disallowance of the deduction.

     Any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution.

14.23. GOVERNING LAW. This Trust Agreement will be construed, administered and enforced according to ERISA and, to the extent not preempted thereby, the laws of the Commonwealth of Massachusetts.





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